Exhibt 10.6

NON-EXCLUSIVE SOFTWARE RESELLER AGREEMENT

This Non-Exclusive Software Reseller Agreement (this "Agreement") is entered into as of the date of approval Into the Innovative Litigation Services Reseller Program (the "Effective Date"), by and between Innovative Litigation Services. LLC., a Texas corporation having a primary place of business at 2540 King Arthur Blvd. Suite 208, Lewisville, TX 75056 ("ILS ") and Litigation Dynamics, Inc. ("Reseller") having a primary place of business at 1572] Park Row, Suite 100, Houston, TX 77084.

Background

A.

Innovative Litigation Services has developed and desires to advertise, promote, market and distribute the company's services and products.

B.

Reseller desires to obtain the right to act as an independent Reseller of the Products, with the non-exclusive right to market, promote and resell the Products.

Agreement

Innovative Litigation Services and Reseller agree as follows:

APPOINTMENT AS A RESELLER. On the terms and subject to the conditions set forth herein, Innovative Litigation Services appoints Reseller as an independent, non-exclusive authorized Reseller of the Products in the geographic area identified in the country entered into the online application hereto ("Market"), and Reseller hereby accepts such appointment. Reseller may advertise, promote and resell the Products solely to third party End Users within the Market. For purposes of this Agreement, the teen "End User" means a person or entity that desires to use or acquire the Products for its own use, rather than for resale or distribution. Reseller may not authorize or appoint any dealers, sub-resellers, agents, representatives, subcontractors, or other third parties to advertise, promote, resell, or distribute the Products. All rights not specifically granted by Innovative Litigation Services hereunder are reserved by ILS. Without limiting the generality of the foregoing. Innovative Litigation Services reserves the right to advertise, promote, market and distribute the Products, and to appoint third parties to advertise, promote, market and distribute the Products, worldwide, including in the Market. Further, Innovative Litigation Services reserves the right, in its sole discretion, at any time and from time to time, to modify any or all of the Products and Services it offers, or to discontinue the service, support of publication, distribution, sale or licensing of any or all of the Products without liability of any kind.

2.

CONSIDERATION. ORDERS AND DELIVERY. Reseller's initial price ("Price")for Products shall be as set forth in a subsequent quarterly product and pricing tables made available to reseller from OA w.ilstech.eom:rcscilerz,) website. Reseller acknowledges that Innovative Litigation Services has the right, at any time between quarterly updates, to modify any or all of the product and service Prices. Innovative Litigation Services shall ship Products upon acceptance of Reseller's written order and Reseller's payment in full, except as otherwise mutually agreed in writing, for the Products. Reseller shall pay for the Products in U.S. dollars in immediately available funds using a Visa, MasterCard, or American Express Credit Card, or by wire transfer, or in such other manner as Innovative Litigation Services may approve. Orders shall be shipped F.O.B. ILS 's warehouse. Except as otherwise mutually agreed in writing, Reseller shall be responsible for all costs associated with its performance of this Agreement. All freight, insurance, duty and taxes applicable to Reseller's purchase and sale of Products shall be paid by Reseller. Reseller will indemnify and hold Innovative Litigation Services harmless from any obligation to pay any governmental entity any employer statutory taxes, withholding taxes, social security taxes or other taxes, levies or duties in connection with Reseller's performance under this Agreement, and from any and all damages, losses. liabilities and expenses (including reasonable attorneys' fees and costs of litigation) arising out of or resulting therefrom.

3. MARKETING AND PROMOTION OF PRODUCTS

3.1

Promotion. Reseller shall use its best efforts to market and promote Products to End Users in the Market, including by: (a) attendance by Reseller at trade shows at which Reseller promotes the Products, (b) listing the Products in Reseller's product lists and Reseller's other marketing materials, (c) advertising the Products in trade journals, magazines, and other appropriate publications, and (d) at ILS 's request, translating and distributing ILS 's press releases and other publicity and sales materials in the Market.

3.2

Marketing Practices. Reseller will at all times perform hereunder in an ethical and professional manner and in accordance with this Agreement and any guidelines issued by ILS. Reseller will: (a) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of ILS ; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to ILS , the Products or the public, including but not limited to disparagement of Innovative Litigation Services or the Products; (c) make no false or misleading representation with respect to Innovative Litigation Services or the Products; and (d) make no representations with respect to Innovative Litigation Services or the Products that are inconsistent with ILS 's end user license agreement for the Products, promotional materials and other literature distributed by ILS , including all liability limitations and disclaimers contained in such materials.

3.3

Promotional Materials. Reseller consents to the listing of its business name. address.phone number and web site addresses in such Innovative Litigation Services advertising and promotional materials as Innovative Litigation Services may determine in its sole discretion, including product literature and ILS 's web sites. During the term of this Agreement, Innovative Litigation Services may provide to Reseller promotional materials with respect to Products. Reseller may not use the promotional materials for any purpose other than advertising and promoting the Products to End Users in the Market. Notwithstanding anything to the contrary herein, Reseller may not distribute any Reseller- created promotional materials with respect to Innovative Litigation Services or the Products without ILS 's prior written approval of such materials.

3.4

Permits. Licenses and Compliance with Laws. Reseller will, at its sole cost and expense, obtain all permits and licenses necessary in connection with its performance of this Agreement, and will comply with all applicable laws, rules and regulations in the performance of this Agreement. Without limiting the generality of the foregoing, Reseller will comply with all applicable export laws. Without limiting the foregoing, Reseller agrees that it will not knowingly export or re-export any Work Product or Products to any Country unless prior written consent is given.

3.5

Privacy/Data Collection. Reseller will at all times during the term of this Agreement maintain appropriate technical and organizational measures to protect any End User data that it collects, accesses or processes in connection with this Agreement against unauthorized or unlawful use, disclosure, processing or alteration. Reseller will act only on ILS 's instructions in relation to the collection, use, disclosure and processing of any such End User data, but in all instances in accordance with all applicable laws, rules and regulations.

4.

RESALE OF PRODUCTS. Innovative Litigation Services shall provide copies of its end user license agreements to Reseller upon written request. Reseller shall promptly review such agreements and advise Innovative Litigation Services as to what revisions, irany, should be made to the end user license agreements for resale in the Market to ensure that the agreements comply with requirements of local law in the Market, and that Innovative Litigation Services has protection concerning proprietary rights, warranty disclaimers and limitations of liability under such local law that are as least as stringent as the protection provided by U.S. federal law and the laws of the State of Texas. Reseller may charge End Users for Products at prices determined in Reseller's sole discretion. Reseller may distribute Products solely by sale of Packages. For purposes of this Agreement, a "Package" means physical or electronic media containing a particular Product, related user documentation, and software provider's end user license agreement as it may be modified by Innovative Litigation Services for use in the Market. The relationship between the End User and Innovative Litigation Services shall be as specified in the applicable Innovative Litigation Services end user license agreement. Notwithstanding the foregoing, as between Innovative Litigation Services and Reseller, Reseller shall be solely responsible for providing customer support to End Users in the Market. Reseller will notify Innovative Litigation Services immediately in the event that it is unable to respond effectively to any End User request.

5.

RESALE OF SERVICES. Innovative Litigation Services provides services directly to end users. Reseller may participate in the sale of these services based on the price schedules listed on the reseller website. These services may not be branded as resellers own services and must be direct billed to end user customers. Implementation of customers' requests shall be documented and explained from Reseller directly with ILS Employees. ILS is not responsible for interaction with end user clients unless specifically authorized by ILS. Notwithstanding the foregoing, as between Innovative Litigation Services and Reseller, Reseller shall be solely responsible for providing customer support to End Users in the Market. Reseller will notify Innovative Litigation Services immediately in the event that it is unable to respond effectively to any End User request.

6.

OWNERSHIP. As between innovative Litigation Services and Reseller, all right. title and interest in and to the Products and associated Innovative Litigation Services promotional materials and documentation, including without limitation all copyrights, patent rights, trademark and service mark rights, trade secret rights and other intellectual property rights are and will remain the property of ILS or their rightful providers, and such items may only be used by Reseller as expressly permitted hereunder. Reseller shall not remove, alter or otherwise modify any copyright, trademark or other notices of proprietary interest contained in the Products, Innovative Litigation Services promotional materials and/or documentation.

7.

CONFIDENTIAL INFORMATION

7.1

"Confidential Information" Defined. "Confidential Information" includes: (a) the Products; (b) any personally identifiable data or information regarding any End User; (c) any and all information disclosed by Innovative Litigation Services to Reseller, in whatever format, that is either identified as or would reasonably be understood to be confidential and/or proprietary; (d) any notes, extracts, analyses or materials prepared by Reseller which are copies of or derivative works of Confidential Information or from which Confidential Information can be inferred or otherwise understood; and (e) the terms and conditions of this Agreement. "Confidential Information" does not include information received from Innovative Litigation Services that Reseller can clearly establish by written evidence: (x) is or becomes known to Reseller from a third party without an obligation to maintain its confidentiality; (y) is or becomes generally known to the public through no act or omission of Reseller; or (z) is independently developed by Reseller without the use of Confidential Information.

7.2

Reseller's Obligations. Reseller will make no use of Confidential Information for any purpose except as expressly authorized by this Agreement. Except as expressly provided in this Agreement, Reseller will not discloseConfidential Information to any third party and will protect and treat all Confidential Information with the same degree of care as it uses to protect its own confidential information of like importance, but in no event with less than reasonable care. Except as expressly provided in this Agreement, Reseller will not use, make or have made any copies of Confidential Information, in whole or in part, without the prior written authorization of 1LS. In the event that Reseller is required to disclose Confidential Information pursuant to law. Reseller will notify Innovative Litigation Services of the required disclosure with sufficient time for Innovative Litigation Services to seek relief, will cooperate with Innovative Litigation Services in taking appropriate protective measures, and will make such disclosure in a fashion that maximizes protection of the Confidential Information from further disclosure.

8.

DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES, IF ANY, MADE TO THE END USER IN THE APPLICABLE. INNOVATIVE LITIGATION SERVICES END USER AGREEMENTS, INNOVATIVE LITIGATION SERVICESMAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS, EXPRESS OR IMPLIED. INNOVATIVE LITIGATION SERVICESDISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PRODUCTS OR THE MEDIA ON WHICH PRODUCTS ARE SUPPLIED. RESELLER WILL MAKE NO WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF ILS.

9.

LIMITATION OF LIABILITY. [LS 'S AGGREGATE LIABILITY TO RESELLER UNDER THIS AGREEMENT, WHETHER FOR BREACH OR IN TORT, IS LIMITED TO THE PRICE PAID BY RESELLER FOR THE COPY OF THE PRODUCT WHICH GIVES RISE TO THE CLAIM. IN NO EVENT WILL INNOVATIVE LITIGATION SERVICES BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF INNOVATIVE LITIGATION SERVICESHAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR HEREIN FAILS OF ITS ESSENTIAL PURPOSE,

10.

INDEMNIFICATION BY RESELLER. Reseller will indemnify, defend and hold harmless Innovative Litigation Services from and against any and all claims, damages and expenses (including reasonable attorneys' fees and costs of litigation) by any third party resulting from any acts or omissions of Reseller relating to its activities in connection with this Agreement. Reseller's breach of this Agreement, or Reseller's misrepresentations relating to ILS, the Services, Products, or this Agreement, regardless of the form of action. Reseller will be solely responsible for any claims, warranties or representations made by Reseller or Reseller's representatives or agents which differ from the warranties provided by Innovative Litigation Services in the applicable end user license agreement.

INFRINGEMENT. Innovative Litigation Services agrees to defend or, at its option, settle any claim or action against Reseller to the extent arising from a third party claim that a permitted use of a Product by End Users infringes any U.S. patent or copyright, provided Innovative Litigation Services has control of such defense or settlement negotiations and Reseller gives Innovative Litigation Services prompt notice of any such claim and provides reasonable assistance in its defense. In the event of such a claim of infringement, ILS , at its option, may provide Reseller with substitute Products reasonably satisfactory to Reseller to replace those affected Products then in Reseller's inventory. Innovative Litigation Services will not be liable under this Section if the infringement arises out of Reseller's activities afterInnovative Litigation Services has notified Reseller that innovative Litigation Services believes in good faith that Reseller's activities will result in such infringement. The foregoing states the entire liability of Innovative Litigation Services with respect to infringement of intellectual property rights.

12.

INNOVATIVE LITIGATION SERVICESSUPPORT. Innovative Litigation Services shall offer Reseller technical training for the Products from time to lime upon reasonable request from Reseller at ILS 's then-current charges for such training. All training will he at ILS 's offices unless ILS , in its sole discretion, agrees to offer training at another location.

13.

INNOVATIVE LITIGATION SERVICESTRADEMARKS. "Innovative Litigation Services Trademarks" means all names, marks, logos, designs. trade dress and other brand designations used by Innovative Litigation Services in connection with its products and services. In performing its obligations hereunder. Reseller may refer to the Products by the associated Innovative Litigation Services Trademarks, provided that such reference is not misleading and complies with any guidelines issued by 1LS. Reseller is granted no right. title or license to, or interest in. any Innovative Litigation Services Trademarks. Reseller acknowledges and agrees that any use of the Innovative Litigation Services Trademarks by Reseller will inure to the sole benefit of !LS . If Reseller acquires any rights in any Innovative Litigation Services Trademarks by operation of law or otherwise, it will immediately, at no cost or expense to ILS. assign such rights to Innovative Litigation Services along with all associated goodwill.

14.

RELATIONSHIP OF PARTIES. This Agreement does not constitute either party the agent of the other, or create a partnership, joint venture or similar relationship between the parties, and neither party will have the power to obligate the other in any manner whatsoever. Reseller acknowledges and agrees that its relationship with Innovative Litigation Services is that of an independent contractor, and Reseller will not act in a manner that expresses or implies a relationship other that that of an independent contractor. Innovative Litigation Services and Resel ler acknowledge and agree that: (a) Reseller is permitted to promote and sell products and services of companies other than ILS; (b) Reseller is not required to promote Innovative Litigation Services products or services exclusively; and (c) Reseller's decision to devote all or some of its business efforts to the products or services of any particular company is solely in the discretion of Reseller.

15.

Commissions: Agent shall be paid a 25% commission on all services and a 20% commission on all software sales that are made by Agent during the term of this agreement.

16.

TERM AND TERMINATION

14.1 Term. This Agreement shall be effective for a term of one year from the Effective Date. It shall be automatically extended for further one-year terms unless either party gives written notice to the other at least 60 days before the expiration of the initial or any renewal term of the party's intent not to renew.

14.2 Termination. Notwithstanding anything in this Agreement that may be interpreted to the contrary, Innovative Litigation Services may terminate this Agreement without cause and without liability upon 30 days' prior written notice to Reseller. Either party may terminate this Agreement for any material breach of the Agreement that is not cured to the non-breaching party's satisfaction within 10 days of written notice that specifies the breach.

14.3

Effect of Termination. Upon termination of this Agreement, Reseller will cease all advertising, marketing and resale of the Products. Termination of this Agreement will not effect either party's rights or obligations with respect to Products distributed by Reseller prior to the effective date of the termination.

14.4 No Liability for Termination. Neither party will be liable for any damages arising out of the termination of this Agreement in accordance with this Section 14. Reseller acknowledges and agrees that Innovative Litigation Services is not responsible for Reseller's dependence on revenues hereunder. and Reseller agrees to release, hold harmless and indemnify Innovative Litigation Services from any and all claims and liabilities relating to Reseller's revenues, financial forecasts or economic value that may result from any termination by innovative Litigation Services of this Agreement as permitted hereunder.

14.5

Survival. Expiration or termination of this Agreement will not relieve either party from its obligations arising hereunder prior to such expiration or termination. Rights and obligations which by their nature should survive will remain in effect after termination or expiration of this Agreement.

15.

ASSIGNMENT. Neither this Agreement nor any rights or obligations of Reseller hereunder shall be assignable or transferable by Reseller. in whole or in part, by operation of law or otherwise, without the prior written consent of ILS. Any attempted assignment, subcontract or other transfer of this Agreement or any of Reseller's rights or obligations hereunder will be void ab initio and will be considered a material breach of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

16.

NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the principal business addresses designated at the beginning of this Agreement, or mailed by registered or certified mail, return receipt requested, postage prepaid, at the address set forth above, or to such other address or addresses as may be hereafter furnished by one party to the other party in compliance with the terms hereof. Notwithstanding the foregoing, Innovative Litigation Services may give notice of changes in Prices, Service offerings, Product descriptions, order procedures, delivery procedures and other routine events and procedures by way of printed materials or newsletter.

17.

FORCE MAJEURE. Innovative Litigation Services shall not be liable for failure or delay in performance of any of its obligations hereunder if such delay or failure to perform is caused by circumstances beyond its control. Reseller shall be required to accept any delayed shipment. lack of service, or delivery made within a reasonable time.

18.

GOVERNING LAWS; ATTORNEYS' FEES. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, U.S.A. The parties agree that any legal action or proceeding with respect to this Agreement may be initiated only in the federal or state courts located in the State of Texas, County of Harris. By execution and delivery of this Agreement, the parties submit to and accept with regard to any such action or preceding the exclusive jurisdiction of such courts. If any legal action or proceeding is initiated, the prevailing party shall be entitled to all attorney fees, court costs, and expenses in addition to any other relief to which such prevailing party may be entitled.

19.

EQUITABLE RELIEF. Reseller acknowledges that any breach or threatened breach of this Agreement involving an unauthorized use of Confidential Information or Innovative Litigation Services intellectual property will result in irreparable harm to Innovative Litigation Services for which damages would not be an adequate remedy, and therefore, in addition to its rights and remedies otherwise available at law, Innovative Litigation Services will be entitled to seek injunctive or other equitable relief, as appropriate, and Reseller hereby waives the right to require Innovative Litigation Services to post a bond. If Innovative Litigation Services seeks injunctive or other equitable relief in the event of a breach or threatened breach of this Agreement by Reseller involving an unauthorized use of Confidential Information or Innovative Litigation Services intellectual property, Reseller agrees that it will not allege in any such proceeding that ILS 's remedy at law is adequate. If Innovative Litigation Services seeks any equitable remedies, it will not be precluded or prevented from seeking remedies at law, nor will Innovative Litigation Services be deemed to have made an election of remedies.

20.

ENTIRE AGREEMENT; WAIVER. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and terminates all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. This Agreement may not be modified or amended except by an instrument in writing executed by each of the parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, their agents or employees, but may be waived only by an instrument in writing signed by an officer of the waiving party. No waiver of any provision of this Agreement on one occasion shall constitute a waiver of any other provision or of the same provision on another occasion.

AGENT: Litigation Dynamics, Inc.

ILS Technologies, LLC

By:

Title:

Date:

By:

Title:

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